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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42385 and 333-86426) of our report dated July 30, 1997, except as to Note 4, Note 13 and Note 15, which are as of September 21, 1997, appearing on page 20 of Affiliated Computer Services, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997.


/s/ Price Waterhouse LLP

Dallas, Texas
December 23, 1997